                                                                    EXHIBIT 23.1


                              CONSENT OF KPMG LLP

                         Independent Auditors' Consent

The Board of Directors
Belk, Inc.:

We consent to the use of our report dated March 8, 2002, except as to note 19, which is as of May 2, 2002, with respect to the consolidated balance sheets of Belk, Inc. and subsidiaries (the Company) as of February 2, 2002 and February 3, 2001, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended February 2, 2002, which report is included in the February 2, 2002 Form 10-K of the Company, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities during the year ended February 2, 2002.



/s/ KPMG LLP

Charlotte, North Carolina
March 11, 2003